Exhibit 99.1

PRELIMINARY COPY - SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE!

▼	TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED	▼
M18280-S52839

CANDELA CORPORATION

SPECIAL MEETING OF STOCKHOLDERS - JANUARY 5, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerard E. Puorro and Paul R. Lucchese, and each of them individually, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Candela Corporation held of record by the undersigned at the close of business on November 19, 2009, at the Special Meeting of Stockholders to be held on January 5, 2010, beginning at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, or at any postponement or adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or at any postponement or adjournment thereof, and to otherwise represent the undersigned at the Special Meeting of Stockholders, and any postponement or adjournment thereof, with all powers of the undersigned as if the undersigned were present and voting thereat.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR proposals 1 and 2 listed on the reverse side hereof. Whether or not direction is made, this proxy, when properly executed and returned, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT – PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

PRELIMINARY COPY - SUBJECT TO COMPLETION

CANDELA CORPORATION
530 BOSTON POST ROAD
WAYLAND, MA 01778

Please take a moment now to vote the shares of Candela Corporation common stock you hold for the Special Meeting of Stockholders on January 5, 2010.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the date of the Special Meeting of Stockholders. Have your proxy card in hand when you access the web site and follow the instructions on the screen to vote.

2.	VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the date of the Special Meeting of Stockholders. Have your proxy card in hand when you call and follow the instructions.

3.	VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18279-S52839	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CANDELA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW.		For	Against	Abstain

1.

To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron Medical Ltd., Syneron Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Syneron Medical Ltd., and Candela Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron Medical Ltd., Syneron Acquisition Sub, Inc. and Candela Corporation, or the merger agreement, as it may be further amended from time to time.

		☐	☐	☐

2.

To consider and vote upon a proposal to approve one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement.

		☐	☐	☐

3.	To transact any other business that may properly come before the Special Meeting or any adjournment thereof.

Whether or not you plan to attend the Special Meeting of Stockholders in person, please complete, sign, date and return this proxy card in the envelope provided as soon as possible. This action will not limit your right to vote in person at the Special Meeting of Stockholders.

Please sign exactly as your name(s) appear hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other entity should be signed in its name by its authorized officers. Executors, administrators, trustees, partners and authorized officers should indicate their positions when signing.

Signature and Title(s), if any	Date	Signature (Joint Owners) and Title(s), if any	Date